EXHIBIT 99.1
News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Announces Strong First Quarter Financial Results and CFO Succession

Key Q1 2021 Highlights
•Revenue: $1,028M; down (2.2)% Yr/Yr
•Adj. EBITDA Margin(1): 11.2%; up 210 bps Yr/Yr
•Financial performance was above internal and external expectations, driven by Government Payments, new business ramp and efficiency progress
•Continued new business growth:
•Q1 2021 Total Contract Value (TCV) new business signings of $356M, an increase of 10% vs Q1 2020
•Q1 2021 Annual Recurring Revenue (ARR) signings of $95M, an increase of 67% vs Q1 2020

FLORHAM PARK, NJ, May 5, 2021 - Conduent (NASDAQ: CNDT), a business process services and solutions company, today announced its first quarter 2021 financial results and a senior leadership change.

Cliff Skelton, Conduent CEO, stated “I am proud of our associates and the results we achieved in the first quarter. Our financial and operational performance points to the progress we made over the past 24 months. We also achieved another strong sales quarter, where our continued focus on enabling our clients' success has resulted in strengthened client confidence, additional business with existing clients, and increased recurring revenue. We will continue to focus on efficiency and quality, and we see a pivot to growth on the horizon. We are well-positioned in the growing markets where we operate, and I remain energized by the culture and momentum we are creating as well as the opportunities ahead of us."

EXHIBIT 99.1

Key Financial Q1 2021 Results

($ in millions, except margin and per share data)	Q1 2021	Q1 2020	Current Quarter Y/Y B/(W)
Revenue	$1,028	$1,051	(2.2)%
GAAP net loss from Continuing Operations	(11)	(49)	77.6%
Adjusted EBITDA(1)	115	96	19.8%
Adjusted EBITDA Margin (1)	11.2%	9.1%	210 bps
GAAP Pre-tax Income	(9)	(51)	82.4%
GAAP Diluted EPS from Continuing Operations	$(0.06)	$(0.24)	75%
Adjusted Diluted EPS from Continuing Operations(1)	$0.15	$0.05	200%
Cash from Operations	(2)	(192)	99.0%
Adjusted Free Cash Flow(2)	(33)	(101)	67.3%

Q1 2021 Performance Commentary
Revenue for Q1 2021 compared with Q1 2020 was 2.2% lower primarily due to lost business from prior years, partially offset by increased volumes and new business ramp. The Commercial and Transportation business declines were driven primarily by lost business from prior years and COVID-19, whereas the Government business growth was driven by increased activity in the Government Payments business as a result of Federal Stimulus-related activity due to COVID-19, partially offset by lost business from prior years. Revenue trends across segments continued to improve in Q1 2021.

Additional highlights from Q1 2021 include strong sales performance with $356M in new business TCV signings, a 10% increase over Q1 2020.

Additional Q1 and Recent Performance Highlights
Conduent continued its momentum across its Growth, Efficiency, and Quality pillars, achieving significant operational, industry and associate-focused milestones, including:
•Improvements in service delivery leading to higher client satisfaction
•    Listed as one of the Top 500 Best Employers for Diversity in the U.S. by Forbes Magazine
•    Increasingly improving associate engagement as evidenced by being named to list of "Best Global Company Cultures" by Comparably

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•    Operating performance improvement, technology delivery, and shared service center utilization leading to increased client confidence, including receiving a Service Operations Supplier Excellence Award by Toyota Financial Services
•    Named as one of ISG’s Top 15 Sourcing Index Standouts
•    Recognized as a Leader in both Health and Welfare Administration and Learning by Nelson Hall
•    Leveraging technology such as Automation, Machine Learning, Cloud and AI as well as 3rd Party Partnerships to enhance solutions and drive client value

Updated FY 2021 Guidance

	FY 2020 Actuals	Updated FY 2021 Guidance

Revenue	$4,163M	$4,050M - $4,150M

Adj. EBITDA(1)/ Adj. EBITDA Margin(1)	$480M / 11.5%	11.0% - 11.5%

Adj. Free Cash Flow(2) as % of Adj. EBITDA(1)	28%	Approx. 20%

(1) Refer to Appendix for complete non-GAAP reconciliations of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Diluted EPS from Continuing Operations.
(2) Refer to Appendix for definition and complete non-GAAP reconciliation of Adjusted Free Cash Flow.

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CFO Succession Announcement

Conduent also announced that Chief Financial Officer, Brian Webb-Walsh, intends to pursue an external opportunity and will be leaving Conduent as of June 11, 2021. The Company’s current Corporate Controller and Principal Accounting Officer, Stephen (Steve) Wood, who joined Conduent in 2020 as part of the Company’s routine succession planning efforts, will be promoted to the role of Chief Financial Officer at that time.

Cliff Skelton commented, “Steve was my chief financial officer before I joined Conduent and he has an impressive background as a strategic finance executive and proven business partner. He has been fully immersed in all aspects of the business since joining Conduent more than nine months ago. Brian has a new opportunity with a Fortune 100 company, and this is a natural next step for his career. He has been a trusted colleague and friend since I arrived at Conduent. Brian has dedicated 24 years to the organization as part of Xerox and then Conduent and, over the last two years, he has worked with me to improve the foundation of the Company. Given this improved foundation and our succession preparedness, I’m confident this will be a smooth transition. I am grateful for his contributions and I wish him the best in his next chapter.”

Steve Wood has served in his current role since August 2020. Prior to joining Conduent, he spent 15 years at Fiserv Inc. in finance and accounting leadership positions, including most recently as the Chief Financial Officer of Fiserv Output Solutions. He is a Chartered Global Management Accountant with an MBA with distinction from Warwick Business School.

Conference Call
Management will present the results during a conference call and webcast on May 5, 2021 at 4:15 p.m. ET.

The call will be available by live audio webcast along with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 1-877-407-4019 toll-free. If requested, the conference ID for this call is 13718401.

The international dial-in is 1-201-689-8337. The international conference ID is also 13718401.

A recording of the conference call will be available by calling 1-877-660-6853 one hour after the conference call concludes. The replay ID is 13718401.

EXHIBIT 99.1
The telephone recording will be available until May 19, 2021.

About Conduent
Conduent delivers mission-critical services and solutions on behalf of businesses and governments – creating exceptional outcomes for its clients and the millions of people who count on them. Through our dedicated people, process and technology, Conduent solutions and services automate workflows, improve efficiencies, reduce costs and enable revenue growth. It is why most Fortune 100 companies and over 500 government entities depend on Conduent every day to manage their essential interactions and move their operations forward.

Conduent’s differentiated services and solutions improve experiences for millions of people every day, including three out of every four U.S. insured patients, 10 million employees who use its HR Services, and nearly 18 million benefits recipients. Conduent’s solutions deliver exceptional outcomes for its clients including $16 billion in savings from medical bill review of workers compensation claims, up to 40% efficiency increase in HR operations, up to 27% reduction in government benefits costs, up to 40% improvement in finance, accounting and procurement expense, and improved customer service interaction times by up to 20% with higher end-user satisfaction. Learn more at www.conduent.com.

EXHIBIT 99.1
Non-GAAP Financial Measures
We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures.

EXHIBIT 99.1
Forward-Looking Statements

This release and any attachments to this release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” "plan," “intend,” “will,” “aim,” “should,” “could,” “forecast,” “target,” “may,” "continue to," "if,” “growing,” “projected,” “potential,” “likely,” and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our transformation progress; future Net ARR Impact indicating future potential annualized revenue impact; our continued focus on improving growth, quality and efficiency across our people, processes and technology; our strategy of continuing to drive value for clients and shareholders and positioning us for long-term success; expectations regarding the benefits of our permanent cost savings actions in 2021; our solid game plan for 2021; our belief that we are well positioned to continue our progress towards growth; and our projected financial performance for the full year 2021, including all statements made under the section captioned “Updated FY 2021 Outlook” within this release. In addition, all statements regarding the anticipated effects of the novel coronavirus, or (COVID-19), pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, and markets, results of operations and financial condition and anticipated actions to be taken by management to sustain our business during the economic uncertainty caused by the pandemic and related governmental and business actions, as well as other statements that are not strictly historical in nature, are forward looking. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied herein as anticipated, believed, estimated, expected or intended or using other similar expressions.

In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make.

Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the significant continuing effects of the ongoing COVID-19 pandemic on our business, operations, financial results and financial condition, which

EXHIBIT 99.1
is dependent on developments which are highly uncertain and cannot be predicted; government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; our ability to deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; risk and impact of geopolitical events, natural disasters and other factors (such as pandemics, including coronavirus) in a particular country or region on our workforce, customers and vendors; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; changes in tax and other laws and regulations; risk and impact of potential goodwill and other asset impairments; our significant indebtedness; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to receive dividends or other payments from our subsidiaries; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; conditions abroad, including local economics, political environments, fluctuating foreign currencies and shifting regulatory schemes; changes in government regulation and economic, strategic, political and social conditions; changes in the volatility of our stock price and the risk of litigation following a decline in the price of our stock; the impact of the ongoing COVID-19 pandemic; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2020 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

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# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
(in millions, except per share data)	2021	2020
Revenue	$1,028	$1,051

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	787	832
Selling, general and administrative (excluding depreciation and amortization)	126	116
Research and development (excluding depreciation and amortization)	—	1
Depreciation and amortization	95	117
Restructuring and related costs	13	7
Interest expense	13	17
Loss on divestitures and transaction costs	2	4
Litigation costs	1	6
Other (income) expenses, net	—	2
Total Operating Costs and Expenses	1,037	1,102

Loss Before Income Taxes	(9)	(51)

Income tax expense (benefit)	2	(2)
Net Loss	$(11)	$(49)

Net Loss per Share:
Basic	$(0.06)	$(0.24)
Diluted	$(0.06)	$(0.24)

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)(1)

	Three Months Ended March 31,
(in millions)	2021	2020
Net Loss	$(11)	$(49)
Other Comprehensive Income (Loss), Net(1)
Currency translation adjustments, net	(11)	(28)
Unrecognized gains (losses), net	(1)	(3)
Changes in benefit plans, net	—	1
Other Comprehensive Income (Loss), Net	(12)	(30)

Comprehensive Loss, Net	$(23)	$(79)
__________
(1)All amounts are net of tax. Tax effects were immaterial.

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$389	$450
Accounts receivable, net	664	670
Contract assets	164	151
Other current assets	334	306
Total current assets	1,551	1,577
Land, buildings and equipment, net	281	305
Operating lease right-of-use assets	245	246
Intangible assets, net	147	187
Goodwill	1,513	1,528
Other long-term assets	413	413
Total Assets	$4,150	$4,256
Liabilities and Equity
Current portion of long-term debt	$89	$90
Accounts payable	167	182
Accrued compensation and benefits costs	205	237
Unearned income	128	133
Other current liabilities	456	450
Total current liabilities	1,045	1,092
Long-term debt	1,388	1,420
Deferred taxes	96	97
Operating lease liabilities	205	207
Other long-term liabilities	106	108
Total Liabilities	2,840	2,924

Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,902	3,899
Retained earnings (deficit)	(2,326)	(2,313)
Accumulated other comprehensive loss	(410)	(398)
Total Equity	1,168	1,190
Total Liabilities and Equity	$4,150	$4,256

Shares of common stock issued and outstanding	212,389	212,074
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$(11)	$(49)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	95	117
Contract inducement amortization	—	1
Deferred income taxes	(1)	(9)
(Gain) loss from investments	—	(1)
Amortization of debt financing costs	2	2
Loss on divestitures and sales of fixed assets, net	1	—
Stock-based compensation	3	4
Allowance for doubtful accounts	—	—
Changes in operating assets and liabilities	(91)	(257)
Net cash provided by (used in) operating activities	(2)	(192)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(14)	(11)
Cost of additions to internal use software	(16)	(13)
Proceeds from divestitures	1	1
Net cash provided by (used in) investing activities	(29)	(23)
Cash Flows from Financing Activities:
Proceeds from revolving credit facility and other loans	—	150
Payments on debt	(23)	(15)
Taxes paid for settlement of stock-based compensation	—	(3)
Dividends paid on preferred stock	(2)	(2)
Net cash provided by (used in) financing activities	(25)	130
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	(59)	(92)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	458	505
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$399	$413
 ___________
(1)Includes $10 million and $18 million restricted cash as of March 31, 2021 and 2020, respectively, that were included in Other current assets on their respective Condensed Consolidated Balance Sheets.

EXHIBIT 99.1
Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Diluted Earnings per Share, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate:

•Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.
•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Goodwill impairment. This represents Goodwill impairment charges related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units.
•(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.
•Litigation costs (recoveries), net. Litigation costs (recoveries), net represents provisions for various matters subject to litigation.
•Other charges (credits). This includes Other (income) expenses, net on the Condensed Consolidated Statements of Income (loss) and other insignificant (income) expense associated with providing transition services on the California Medicaid contract loss and other adjustments.

EXHIBIT 99.1
The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin, as applicable, for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation costs (recoveries), net.
•Other charges (credits).

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Consolidated Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S.GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

•Restructuring and related costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation costs (recoveries), net.
•Other charges (credits).

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and

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internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as Free Cash Flow from above plus deferred compensation payments, transaction costs, costs related to the Texas litigation, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities and for performance based components of employee compensation; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefits related to acquisitions or divestitures, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Revenue at Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate.

Non-GAAP Outlook

In providing the outlook for Adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected Adjusted EBITDA, see above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments.

EXHIBIT 99.1
Non-GAAP Reconciliations: Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows:

	Three Months Ended March 31,
(in millions)	2021	2020
ADJUSTED REVENUE
Revenue	$1,028	$1,051
Foreign currency impact	(7)	4
Revenue at Constant Currency	$1,021	$1,055

ADJUSTED NET INCOME (LOSS)
Loss From Continuing Operations	$(11)	$(49)
Adjustments:
Amortization of acquired intangible assets(1)	40	60
Restructuring and related costs	13	7
Loss on divestitures and transaction costs	2	4
Litigation costs	1	6
Other charges (credits)	—	(5)
Total Non-GAAP Adjustments	56	72
Income tax adjustments(2)	(9)	(9)
Adjusted Net Income (Loss)	$36	$14

ADJUSTED EFFECTIVE TAX
Loss Before Income Taxes	$(9)	$(51)
Adjustments:
Total Non-GAAP Adjustments	56	72
Adjusted PBT	$47	$21

Income tax expense (benefit)	$2	$(2)
Income tax adjustments(2)	9	9
Adjusted Income Tax Expense (Benefit)	11	7
Adjusted Net Income (Loss)	$36	$14

EXHIBIT 99.1

CONTINUED	Three Months Ended March 31,
(in millions)	2021	2020
ADJUSTED OPERATING INCOME (LOSS)
Loss Before Income Taxes	$(9)	$(51)
Adjustments:
Total non-GAAP adjustments	56	72
Interest expense	13	17
Adjusted Operating Income (Loss)	$60	$38

ADJUSTED EBITDA
Loss From Continuing Operations	$(11)	$(49)
Income tax expense (benefit)	2	(2)
Depreciation and amortization	95	117
Contract inducement amortization	—	1
Interest expense	13	17
EBITDA	99	84
Adjustments:
Restructuring and related costs	13	7
Loss on divestitures and transaction costs	2	4
Litigation costs	1	6
Other charges (credits)	—	(5)
Adjusted EBITDA	$115	$96
 ___________

1.Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).
2.The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, charges for amortization of intangible assets and restructuring.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin and Adjusted EBITDA Margin were as follows:

	Three Months Ended March 31,
(Amounts are in whole dollars, shares are in thousands and margins are in %)	2021	2020
ADJUSTED DILUTED EPS(1)
Weighted Average Common Shares Outstanding	212,250	211,093
Adjustments:
Restricted stock and performance units / shares	6,952	278
Adjusted Weighted Average Common Shares Outstanding	219,202	211,371

Diluted EPS from Continuing Operations	$(0.06)	$(0.24)
Adjustments:
Total non-GAAP adjustments	0.25	0.33
Income tax adjustments(2)	(0.04)	(0.04)
Adjusted Diluted EPS	$0.15	$0.05

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	(23.4)%	3.9%
Adjustments:
Total non-GAAP adjustments	46.8%	29.4%
Adjusted Effective Tax Rate(2)	23.4%	33.3%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	(0.9)%	(4.9)%
Adjustments:
Total non-GAAP adjustments	5.4%	6.9%
Interest expense	1.3%	1.6%
Margin for Adjusted Operating Income	5.8%	3.6%

CONTINUED	Three Months Ended March 31,
(margins are in %)	2021	2020
ADJUSTED EBITDA MARGIN
EBITDA Margin	9.6%	8.0%
Total non-GAAP adjustments	1.6%	1.1%
Adjusted EBITDA Margin	11.2%	9.1%
__________
(1)Average shares for the 2021 and 2020 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of preferred stock dividend of approximately $2 million for the three months ended March 31, 2021 and 2020, respectively.
(2)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, charges for amortization of intangible assets and restructuring.

EXHIBIT 99.1
Free Cash Flow and Adjusted Free Cash Flow Reconciliation:

	Three Months Ended March 31,
(in millions)	2021	2020
Operating Cash Flow	$(2)	$(192)
Cost of additions to land, buildings and equipment	(14)	(11)
Proceeds from sales of land, buildings and equipment	—	—
Cost of additions to internal use software	(16)	(13)
Tax payment related to divestitures	—	—
Free Cash Flow	$(32)	$(216)
Free Cash Flow	$(32)	$(216)
Transaction costs	1	1
Vendor financed lease payments	(2)	(4)
Texas litigation payments	—	118
Adjusted Free Cash Flow	$(33)	$(101)